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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 11, 2003

NetBank, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-22361 (Commission File Number)	58-2224352 (I.R.S. Employer Identification No.)

11475 Great Oaks Way, Suite 100
Alpharetta, Georgia 30022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (770) 343-6006

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        The following discussion updates our prior disclosure relating to the pending bankruptcy proceedings of Commercial Money Center, Inc. and Commercial Servicing Corporation, Case No. 02-09721-H7, (United States Bankruptcy Court, Southern District of California (the "Bankruptcy Proceedings"), as well as the proceedings in Illinois Union Insurance Co. v. Commercial Money Center, Inc., et al., Case No. CV-0685-KJD-RRJ (District Court of Nevada), and related cases now pending in In re Commercial Money Center, Inc. Equipment Lease Litigation in the United States District Court for the Northern District of Ohio, Eastern Division, MDL Case No. 1:02-CV-16000 (the "MDL Proceeding"). The Bankruptcy Proceedings are related to, but distinct from, the MDL Proceedings.

The Bankruptcy Proceedings

Summary

        On June 11, 2003, the California Bankruptcy Court approved a settlement agreement (the "Amended NetBank Agreement") among NetBank ("NetBank"), a wholly owned federal savings bank subsidiary of NetBank, Inc., Lakeland Bank and the chapter 7 bankruptcy trustee (the "Trustee"). The Amended NetBank Agreement resolves all claims of the Trustee with respect to the leases that were guaranteed by surety bonds and insurance policies issued by Safeco Insurance Company of America ("Safeco") and Illinois Union Insurance Company ("Illinois Union"), as well as all claims related to the surety bonds and insurance policies. The Amended NetBank Agreement did not settle the Trustees alleged claims related to the leases guaranteed with surety bonds issued by Royal Indemnity Company ("Royal") or its claim related to those surety bonds.

        NetBank believes that the approval of the Amended NetBank Agreement enhances its position in the separate MDL Proceeding since the agreement resolves any conflicts previously presented by the Trustee's assertion of claims relating to the Safeco and Illinois Union leases and surety bonds. NetBank intends to seek recovery against Safeco, Illinois Union and Royal (the "Sureties") for the amounts paid pursuant to this settlement. For further information on the MDL, please see the corresponding section included later in this report.

        The Trustee's claims against NetBank concern the leases and related surety bonds that NetBank purchased from Commercial Money Center, Inc. ("CMC"). These claims are based on the Trustee's assertion that NetBank's interests in the leases were not properly perfected and that he could avoid those interests, as well as NetBank's interests in the related surety bonds, under the Bankruptcy Code. NetBank disputes these claims, but contends that, in any event, it was the responsibility of CMC, as well as all of the Sureties who issued surety bonds guaranteeing payment of NetBank's interests in the leases purchased from CMC, to make sure that NetBank's interests were properly perfected.

        In addition to approving the Amended NetBank Agreement, the California Bankruptcy Court approved a settlement agreement between the Trustee and one of the Sureties, Royal Indemnity Company (the "Amended Royal Agreement').

        Under the Amended Royal Agreement, Royal has agreed, among other things, to fund litigation by the Trustee against NetBank to avoid its interests in the leases that were guaranteed by surety bonds issued by Royal, as well as NetBank's interests in the surety bonds themselves. NetBank intends to vigorously defend these claims and to pursue recovery from Royal for all damages suffered and costs incurred as a result of Royal's financing of these claims.

Background

        As has been reported in prior filings, CMC, the originator, seller and subservicer of certain leases purchased by NetBank filed for bankruptcy protection on May 30, 2002 with the United States Bankruptcy Court for the Southern District of Florida (the "Florida Bankruptcy Court"). The Florida

Bankruptcy Court ordered that all collections by the servicers and sub-servicers under the leases be paid in escrow to the bankruptcy trustee pending final resolution of rights to those collections. On September 18, 2002, the bankruptcy action was transferred to the United States Bankruptcy Court for the Southern District of California (the "California Bankruptcy Court").

        On February 5, 2003, NetBank and the Trustee entered into a proposed settlement agreement, subject to the California Bankruptcy Court approval, that would have settled and resolved all of the CMC bankruptcy estate's claims against NetBank and Lakeland Bank (the "NetBank Settlement"). These claims, which are strongly contested by NetBank, are based on the Trustee's assertion that NetBank and Lakeland Bank's interests in the leases were not perfected and that he could avoid those interests, as well as NetBank and Lakeland's interests in the surety bonds and insurance policies that guarantee the income stream from the leases, under Section 544 of the United States Bankruptcy Code. On February 19, 2003, the Trustee filed a motion with the California Bankruptcy Court requesting approval of the NetBank Settlement. Copies of the motion and the NetBank Settlement were attached as exhibits to the Report on Form 8-K filed on February 20, 2003.

        A hearing on the Trustee's motion to approve the NetBank Settlement was set for April 2, 2003. At the hearing, the Trustee requested a continuance on his motion and announced that he had entered into a separate proposed agreement with Royal Indemnity Company (the "Royal Agreement"), one of the sureties who issued surety bonds guaranteeing the payments from leases that NetBank and Lakeland Bank purchased from CMC (the "Royal Bonded Leases"). The Trustee indicated that the California Bankruptcy Court should not consider the proposed NetBank Settlement without also considering the proposed Royal Agreement and determining which settlement would provide greater benefit to the bankruptcy estate. The Trustee also stated that his preliminary review indicated that the Royal Agreement provided greater benefits to the bankruptcy estate than the NetBank Settlement. The California Bankruptcy Court scheduled a status conference for May 22, 2003, and an evidentiary hearing for June 4-5, 2003.

        On May 22, 2003, the Trustee and NetBank informed the California Bankruptcy Court that they had entered into a revised settlement that, according to the Trustee, yielded greater benefits to the bankruptcy estate than the benefits offered by the Royal Agreement. The California Bankruptcy Court ordered that Royal would be given the opportunity to increase its offer to the Trustee at the hearing on June 4-5, 2003.

        On June 4-5, 2003, Royal increased its offer to the Trustee, which in turn was countered by NetBank and Lakeland Bank. After a series of competing offers, the California Bankruptcy Court adjourned on June 5, 2003 to allow the parties to attempt to negotiate a settlement.

The Settlement Agreements

        The following is a summary of the Amended NetBank Agreement:

  •
  The Trustee assigns to NetBank any interest the bankruptcy estate may have in the leases that NetBank purchased from CMC (the "Safeco and Illinois Union Leases") that were guaranteed by surety bonds and insurance policies issued by Safeco and Illinois Union (the "Safeco and Illinois Union Bonds").

  •
  The Trustee assigns to NetBank any interest the estate may have in the Safeco and Illinois Union Bonds and releases any claims the Trustee may have against NetBank relating to the Safeco and Illinois Union Leases and the Safeco and Illinois Union Bonds.

  •
  NetBank will pay the bankruptcy estate $3,499,020 in cash from the lease portfolio funds currently held in escrow by the Trustee.

  •
  NetBank will also pay the bankruptcy estate an amount equal to 14.17% of its recovery from Safeco and Illinois Union in the MDL Proceeding, in an amount not to exceed $4,248,810.

  •
  NetBank will pay to the Trustee an amount equal to 38% of all future income derived from the Safeco and Illinois Union Leases and related collateral.

  •
  The Trustee has agreed that NetBank may retain its security interest in the collateral in the Safeco and Illinois Union Leases. In return, however, NetBank has acknowledged that its security interests secured the right to collect on a lease-by-lease basis and was not cross-collateralized between leases in lease pools. The net effect of this arrangement is that NetBank will recognize the value of repossessed equipment under defaulted leases, but the bankruptcy estate will receive the value of any residual payments under leases that fully perform.

        The following is a summary of the Amended Royal Agreement:

  •
  Royal will pay to the Trustee the sum of $3,000,000 in cash out of its own funds.

  •
  Royal will pay to the Trustee the sum of up to $500,000 (plus additional amounts in the sole discretion of Royal) to fund the legal expenses and costs of the Trustee (the "Litigation Expenses") in pursuing claims against NetBank and Lakeland Bank to set aside or avoid NetBank and Lakeland Bank's interests in the lease pools that NetBank purchased from CMC and that were guaranteed by surety bonds issued by Royal (the "Royal Leases"), collection accounts containing the income stream from the Royal Leases, reserves to secure payment of the Royal Leases, and the surety bonds issued by Royal guaranteeing payment of the income stream from the Royal Leases (the "Royal Bonds").

  •
  Collections from the Royal Leases shall remain in escrow with the Trustee until final resolution of the avoidance claims. If NetBank prevails on the avoidance claims, collections on the Royal Leases should be remitted to NetBank.

  •
  If the Trustee recovers any amounts against NetBank and Lakeland Bank on its avoidance claims, the Trustee shall first reimburse Royal for $2 million of the amount paid to the Trustee. Then, the Trustee shall receive 95% and Royal shall receive 5% of any recoveries until the Trustee has received a total of $3,420,000. Thereafter, Royal shall receive the next $1 million plus any amounts paid to or on behalf of the Trustee for the Litigation Expenses. Finally, the Trustee and Royal will share equally in any additional recoveries from NetBank and Lakeland.

  •
  If the Trustee is successful in avoiding NetBank and Lakeland Bank's interests in the Royal Bonds, the Trustee has agreed to the rescission of the Royal Bonds.

  •
  Upon final resolution of NetBank and Lakeland Bank's claims in the MDL Proceeding, Royal will pay to the Trustee an amount equal to 4% of the difference between $40 million and the total amount that Royal is required to pay NetBank and Lakeland Bank under the Royal Bonds, not to exceed $800,000.

  •
  The Trustee transfers to Royal an undivided 10% interest in any residual rights that the Trustee has in the equipment that is part of the collateral for the lease streams.

  •
  Royal shall have an allowed unsecured claim in the amount of Royal's Proof of Claim, which shall be reduced by: (1) any payments received by Royal under the Amended Royal Agreement in excess of what Royal pays under the Amended Royal Agreement, (2) the amount of any premiums received (if the bonds are rescinded); (3) the amount of any cash reserves retained by Royal; and (4) the amount that the Proof of Claim exceeds amounts paid by Royal under the Royal Bonds.

Effect of Bankruptcy Settlement

        According to NetBank, the California Bankruptcy Court's approval of the Amended NetBank Agreement should enhance NetBank's position in its claims in the MDL Proceeding by resolving any conflicts caused by the Trustee's previous assertion of avoidance claims relating to the Safeco and Illinois Union Leases and the Safeco and Illinois Union Bonds.

        In addition, under the Amended NetBank Agreement and the related Order entered by the California Bankruptcy Court, NetBank expressly reserves all rights and claims against all third parties, including Royal. NetBank believes that Royal's actions in interfering with NetBank's original proposed settlement with the Trustee, and Royal's entry into the Amended Royal Agreement is further evidence of Royal's bad faith in its dealings with NetBank and give rise to additional claims against Royal by NetBank, including claims for tortious interference with contract, breach of fiduciary duty, and breach of contract. NetBank believes that Royal's agreement to fund litigation by the Trustee to avoid NetBank's interests in the Royal Leases and the Royal Bonds is even more egregious because according to NetBank, Royal was responsible, as Servicer of the Royal Leases, to ensure that NetBank's interests in the Royal Leases and Royal Bonds were properly perfected. NetBank intends to vigorously defend its interests in the Royal Leases and the Royal Bonds in any litigation with the Trustee and to pursue recovery against Royal for any damages and costs incurred as a result of Royal's actions.

        Copies of the Amended NetBank Agreement, the Amended Royal Agreement and other related documents are available from NetBank upon request. Interested parties should contact NetBank Corporate Communications at 678-942-2683.

The Ohio MDL Proceeding

Background and Current Status

        As has been reported in prior filings, NetBank has filed suit against Royal, Illinois Union, and Safeco (the "Sureties") seeking to enforce NetBank's rights under the surety bonds and insurance policies issued by these companies in connection with NetBank's purchase of equipment lease investments in the CMC lease program. NetBank's suit has been consolidated for pretrial purposes with more than 35 other lawsuits involving similar claims in the United States District Court for the Northern District of Ohio under the Federal Multi-district Litigation ("MDL") Rules.

        On January 31, 2003, NetBank and the other Claimants in the MDL Proceeding filed a consolidated Motion for Judgment on the Pleadings (the "Motion") seeking a determination that the Sureties are liable, as a matter of law, under the relevant surety bonds and insurance policies. The briefing on the Motion was closed on March 28, 2003, and the Motion is pending with the MDL Court. NetBank had originally expected a ruling on the Motion during this Spring. Currently, however, there is no indication when the MDL Court will rule on the Motion. Meanwhile, discovery in the MDL Proceeding is underway, and the parties are scheduled to begin depositions on July 1, 2003.

        The key defense of the Sureties, including Royal, in denying NetBank's claims under the surety bonds is that they were fraudulently induced by CMC to issue the surety bonds in the first instance. The Sureties have also asserted related defenses that the underlying equipment leases are invalid, usurious, or otherwise unenforceable. NetBank believes that none of these defenses can defeat NetBank's claims under the surety bonds, which, according to NetBank, provided for absolute and unconditional guarantees of payment.

        In NetBank's view, the language of the surety bonds (and in the case of Illinois Union, the insurance policies) provides that the Sureties are, without question, responsible to NetBank, as the Obligee or Named Insured under the bonds, for the underwriting of the lessees and leases, including all issues of fraud and that the Sureties waived any defense of fraud to claims under the bonds. NetBank also believes that the surety bonds make it clear that the Sureties were responsible for the performance of CMC as sub-servicer of the leases. Finally, according to NetBank, the surety bonds provide that if the Obligee or Named Insured fails to receive a payment due under a lease from the sub-servicer, a default under the lease occurs, and the Sureties' obligations are triggered. Relevant excerpts from the Safeco and Royal surety bonds are set forth below:

  The Surety is responsible to the Obligee for the individual underwriting of each lessee and Lease, including but not limited to, all related credit matters, issues of fraud, bankruptcy and the accurate and timely performance by any sub-servicer designated by Surety, and Surety shall assert no defenses to any claim under this Bond as a result of any of the foregoing.... If the Obligee fails to receive a payment under the Lease from the Surety, as servicer, or from any sub-servicer, on the scheduled due date, a default under the Lease occurs. Upon such default, the Surety shall have thirty (30) days to cause the default to be remedied.... The Surety shall make payment on this bond to Obligee upon receipt of demand from Obligee.

        Also, as reported in prior filings, all of the Sureties, including Royal, confirmed the validity and enforceability of its surety bonds, as well as NetBank's interest in those bonds, in early 2001. On January 8, 2001, only six days after Royal issued the bonds, NetBank wrote to Charles W. Deyo, the Royal Senior Vice President and Underwriting Facility Manager in charge of the CMC Program, and requested confirmation of the following information:

  In connection with an audit of our financial statements, please confirm the following information as of January 2, 2001 related to the attached listing of surety bonds and return the signed confirmation in the accompanying self-addressed envelope. Please confirm that the attached listing of surety bonds correctly states surety bonds that have been underwritten and validly issued by [the Surety] to NetBank (Purchaser) on leases sold by Commercial Money Center, Inc. (Seller); that [the Surety] is the servicer of each lease (Servicer); that the surety bonds covering each lease are for the remaining term of each lease; that all of the surety bonds guarantee payment by [the Surety] to the Purchaser of all scheduled lease payments; and that all of the surety bonds cover all forms of default and fraud by the related lessee, Seller, Servicer and any subservicer.

On February 4, 2001, Mr. Deyo, on behalf of Royal, signed the confirmation letter from NetBank, acknowledging the validity and enforceability of the Royal bonds, Royal's role as Servicer, NetBank's interest in the bonds, and the scope of coverage of the bonds, which Royal confirmed cover all forms of default and fraud by the related lessee, CMC (the Seller), the Surety (the Servicer) and any subservicer (CMC).

        NetBank intends to vigorously pursue its claims against the Sureties in the MDL Proceeding and has filed a Motion for Leave to Supplement its Complaint in the MDL Proceeding to allege additional claims relating to Royal's actions in connection with the Bankruptcy Proceedings.

*        *        *

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: NetBank's assessment of the litigation described herein, including but not limited to its statements concerning the potential outcome, involves forward-looking statements involving risks and uncertainties, such as the potential failure of applicable judicial authorities to concur with NetBank's position, that could cause actual results to differ materially. For additional information about the litigation discussed in this report, see NetBank's other SEC filings, including its periodic reports on Form 10-K and 10-Q.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.
Date: June 16, 2003	By:	/s/ STEVEN F. HERBERT Steven F. Herbert Chief Finance Executive

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  Item 5. Other Events
SIGNATURES